CONTRACT OF ENGAGEMENT

      This Contract of Engagement dated and effective this 18th day of August , 2004 by and between Phillip Johnston, Esq., CPA (hereinafter referred to as The Consultant), and Guardian Technology Intl Inc.(OTCBB:GDTI) (hereinafter referred to as The Client).

                                    RECITALS

      I. The Client desires to obtain consulting services from The Consultant as
more   particularly   described   herein  ("Scope  of  Services  and  Manner  of
Performance").

      II. The Consultant is in the business of providing such consulting services and has agreed to provide the services on the terms and conditions set forth in this agreement.

      Now, therefore, in consideration of the faithful performance of the obligations set forth herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, The Consultant and The Client hereby agree as follows.

                                      TERMS

1. Scope of Services. The Company will perform financial and business consulting for and on behalf of The Client in relation to business development, product marketing and mergers and acquisitions strategies and advise The Client on matters pertaining to strategic alliances and business modeling services including:

            a. Increased product exposure

            b. Business Modeling and strategies

            c. Strategic alliances and M&A services

2. Manner of performance. It is intended that The Consultant will provide research and sales materials on the company and distribute company material to potential business partners and strategic alliances who The Consultant determines in its sole discretion, are capable of purchasing or marketing the Client's products or may be a potential acquisition partner for The Client. The Consultant will also advise The Client concerning business development matters relating to its business. The Consultant will act upon The Client's behalf with existing customers and business alliances. The Consultant will focus on contracting persons, generally though conventional communications in order to familiarize them with information concerning The Client. Additionally, The Consultant shall be available for advice and counsel to the officers and directors of The Client at such reasonable and convenient times and places as may be mutually agreed upon. Except as aforesaid, the time, place and manner of performance of the services hereunder, including the amount of time allocated by the Company, shall be determined at the sole discretion of The Consultant.

3. Status of Consultant. The Consultant shall act as an independent Consultant and not as an agent or employee of The Client and The Consultant shall make no representation as an agent or employee of The Client. The Consultant shall furnish insurance and be responsible for all taxes as an independent Consultant. The Consultant shall have no authority to bind The Client or incur other obligations on behalf of The Client. Likewise, The Client shall have no authority to bind on incur obligations on behalf of The Consultant.

4. Disclosure of Material Events. The Client agrees to promptly disclose to The Consultant those events/discoveries which are known and/or anticipated that may conceivably may have an impact on the stock, business operations, future business, or public perception of The Client, as this has material impact on the ability and effectiveness of The Consultant and service rendered.

5. Confidentiality Agreement. In the event The Client discloses information to The Consultant that The Client considers to be secret, proprietary or non-public and so notifies The Consultant, The Consultant agrees to hold said information in confidence. Proprietary information shall be used by The Consultant only in connection with services rendered under this Agreement. Proprietary information shall not be deemed to include information under a) is in or becomes in the public domain without violation of this Agreement by The Client, or b) is rightfully received from a third entity having no obligation to The Client and without violation of this Agreement. In reciprocal, The Client agrees to hold confidential all trade secrets of and methods employed by The Consultant in fulfillment of services rendered.

6. Indemnification. The Client agrees to indemnify and hold harmless The Consultant against any losses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which The Consultant is willing and capable of providing services on a "Best Efforts" basis. Payment by The Client to The Consultant is irrevocable and irreversible.

7. Conflict of Interest. The Consultant shall be free to perform services for other persons. The Consultant will notify The Client of its performance of consulting services for any other Client that could conflict with its obligations under this agreement.

8. Term. Refer to Schedule A.

9. Payment. Refer to Schedule B.

10. Severability. This agreement may be dissolved at any time at the express consent of both parties with thirty days written notice. Agreement shall continue for an additional ninety days if not cancelled in writing within thirty days of the termination date of this agreement. In the event any part of this agreement shall be held to be invalid by any competent court or arbitration panel, this agreement shall be interpreted as if only that part is invalid and that the parties to this agreement will continue to execute the rest of this agreement to the best of their abilities unless both parties mutually consent to the dissolution of this agreement.

      This agreement shall be interpreted accordance with laws of the State of Virginia. This agreement and attached schedules constitutes the entire contract of the parties with respect to the matters addressed herein and no modifications of this agreement shall be enforceable unless in writing signed by both The Consultant and The Client. This agreement is not assignable by either party without the consent of the other.


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

In witness whereof The Consultant and The Client have caused this agreement to be executed on the date indicated in Schedule A.

Guardian Technology Intl. Inc.

Authorized person x______________________ Title______________ Date________
I hereby certify that I agree to the terms of the contract above and am authorized to enter into a binding contract.

______________________________

Phillip Johnston, Esq., CPA

Authorized person x_____________________ Title ______________ Date_________

I hereby certify that I agree to the terms of the contract above and am authorized to enter into a binding contract.

                                   SCHEDULE A

Term of Commitment

The Consultant shall perform consulting services for The Client for four (4) months or until it is mutually determined upon that agreed upon objectives have been met and the terms of commitment have been fulfilled.

Such services shall commence upon receipt of the first payment as outlined in Schedule B.

                                   SCHEDULE B

50,000 non-legend shares upon successful filing and registration of Form S-8 by the Client or by a non-affiliate, third party investor.